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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 25, 2002


                         LITHIUM TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           Delaware                     1-10446                  13-3411148
------------------------------        ------------           -------------------
(State or Other Jurisdiction of       (Commission              (IRS Employer
 Incorporation or Organization)       File Number)           Identification No.)


          5115 Campus Drive, Plymouth Meeting, PA           19462
          ---------------------------------------           -----
          (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (610) 940-6090
                                                           --------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events

(A) EXECUTION OF SHARE EXCHANGE AGREEMENT

On November 25, 2002 we signed a Share Exchange Agreement (the "Second Share Exchange Agreement") which, upon closing, will give us 100% beneficial ownership interest in the German lithium polymer battery company, GAIA Akkumulatorenwerke GmbH ("GAIA"). On October 4, 2002, we acquired beneficial ownership of 60% of GAIA and upon the closing under the Second Share Exchange Agreement, we will acquire beneficial ownership of the remaining 40% of GAIA. According to the terms of the Second Share Exchange Agreement, our shares will be issued in exchange (the "Second Share Exchange") for shares of GAIA Holding B.V. ("GAIA Holding") that are owned by Arch Hill Ventures N.V. ("Arch Hill Ventures"). GAIA Holding beneficially owns all of the outstanding shares of GAIA. In the Second Share Exchange we will issue to Arch Hill Ventures 40,000 shares of LTC preferred stock convertible into 44,536,210 shares of LTC common stock in exchange for the 40% equity ownership interest in GAIA Holding.

The Second Share Exchange Agreement contains conditions to the parties' respective obligations to close the Second Share Exchange, unless waived by the applicable party, including conditions that (a) there be no material adverse change in either us or GAIA and (b) each party shall have performed all covenants required by the Second Share Exchange Agreement and other customary conditions. It is currently contemplated that the Second Share Exchange will be consummated on or about December 13, 2002.

The Second Share Exchange Agreement may be terminated by the mutual agreement of us and Arch Hill Ventures or by either of us if there has been a material breach of any covenant or if the Second Share Exchange is not completed by December 20, 2002.

After the closing of the Second Share Exchange, we plan to seek stockholder approval of an increase in the authorized number of shares of LTC common stock to make available that number of shares of LTC common stock as will be required for the conversion of outstanding convertible securities, convertible securities that may be issued as part of a new financing and the preferred stock to be issued in the Second Share Exchange.

(B) LTC BOARD OF DIRECTORS

On November 26, 2002, the appointment by our Board of Directors of Dr. Franz J. Kruger (Chief Executive Officer of GAIA) as President and Chief Operating Officer of LTC, became effective. In a related action, our Board of Directors approved the expansion of our Board of Directors to nine members and the appointment of four additional directors, as of November 26, 2002. The four new directors are: Dr. Franz Kruger, Mr. Ralf Tolksdorf, our Chief Financial Officer since November 18, 2002 and Chief Financial Officer of GAIA, Mr. Harry H. van Andel, Chief Executive Officer of Arch Hill Capital N.V. of the Netherlands, and Dr. Marnix Snijder, University Professor and International Financial/Tax Consultant.


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Item 7. Exhibits.

10.47 Share Exchange Agreement, dated as of November 25, 2002, by and between Lithium Technology Corporation and Arch Hill Ventures N.V.

99.11       Press Release dated December 5, 2002.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    LITHIUM TECHNOLOGY CORPORATION
                                    ------------------------------
                                    (Registrant)



                                    By: /s/ David J. Cade
                                       ---------------------------
                                            David J. Cade
                                            Chairman and Chief Executive Officer

Date:  December 5, 2002


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